CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            FREMONT GOLD CORPORATION

         FREMONT GOLD CORPORATION (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: By unanimous written consent of the directors of Fremont Gold Corporation, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and seeking the approval and adoption of such amendment to the Certificate of Incorporation by Stockholders of the Corporation, pursuant to the Delaware General Corporation Law. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article fourth to the Certificate of Incorporation of the Corporation be amended in the following manner:

                                     DELETE

          4.   AUTHORIZED CAPITAL.
               THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 20,000,000 SHARES OF COMMON STOCK ("COMMON STOCK") WITH PAR VALUE OF $0.001 PER SHARE.

                          ADDED IN ITS PLACE AND STEAD:

          4.   AUTHORIZED CAPITAL.
               THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 100,000,000 SHARES OF COMMON STOCK ("COMMON STOCK") WITH PAR VALUE OF $0.001 PER SHARE.

         SECOND: That thereafter, by consent of the Stockholders of said Corporation in lieu of meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN  WITNESS   WHEREOF,   Fremont  Gold   Corporation  has  caused  this
Certificate to be signed by Michael J. Hopley, its President, and attested to by, its Secretary, this 21ST day of JUNE, 1999.


                                                    Fremont Gold Corporation

                                                    By: /s/ Michael J. Hopley
                                                        -----------------------
                                                    Michael J. Hopley, President


ATTEST:


By: /s/ Michael J. Hopley
    ---------------------------
    Secretary